November 23, 2010

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Receipts
representing one deposited share of
Banco Patagonia S.A.
(Form F-6, Registration No.  333-164861)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in number of Class B Ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate with the revised ratio for Banco Patagonia S.A.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective November 23, 2010, the ratio has changed to Each American Depositary Share represents Twenty (20) deposited Shares.

Please contact me with any questions or comments at 212 815-4888
Vanessa Salazar
Vice President
The Bank of New York Mellon - ADR Division

Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)